EXHIBIT INDEX

(b)      Amended By-laws, dated Jan. 11, 2001.

(h)(6) Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated May 10, 2001.

(h)(7) Addendum to Schedule A and Schedule B of the June 17, 1999 License Agreement, dated June 15, 2001.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(q)(1) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.